UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2023 (October 30, 2023)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2023, Acadia Healthcare Company, Inc. (“Acadia” or “the Company”) and its subsidiary Youth and Family Centered Services of New Mexico (“Desert Hills”) entered into settlement agreements (collectively, the “Settlement Agreements”) in connection with Acadia and Desert Hills’ previously disclosed civil litigation in New Mexico State District Court (the “District Court”), Inman v. Garcia, et al, Case No. D-117-CV-2019-00136, Rael v. Garcia, et al, Case No. D-117-CV-2019-00135 and Endicott-Quinones v. Garcia, et al, Case No. D-117-CV-2019-00137 (collectively, the “Cases”).

The Settlement Agreements, which resulted from the settlement discussions previously disclosed by the Company on its Current Report on Form 8-K filed on October 11, 2023, fully resolve each of the Cases and include no admission or finding of liability by Acadia or Desert Hills. Under the terms of the Settlement Agreements, which are subject to approval by the District Court, the Company will pay an aggregate amount of $400 million in exchange for the release and discharge of all claims arising from, relating to, concerning or with respect to all harm, injuries or damages asserted or that may be asserted in the future.

The foregoing description of the Settlement Agreements is qualified in its entirety by reference to the full text of the Settlement Agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

The Company currently intends to pay the funds associated with the Settlement Agreements from a combination of insurance, cash on hand and existing credit lines; the funds are due 30 days from the date of the last District Court’s approval of the relevant settlement agreement. The Company will record the aggregate settlement amount, less associated tax benefits, as an expense for the quarter ending September 30, 2023.

Because the settlement funds will be excluded from adjusted EBITDA, the settlement has no impact on the Company’s previously announced financial guidance. The Company also affirmed that it maintains a strong financial position with sufficient capital to make strategic investments in its business. As of June 30, 2023, the Company had $112.2 million in cash and cash equivalents and $505 million available under its $600 million revolving credit facility with a net leverage ratio of approximately 2.0x.

Cautionary Statements Regarding Forward-Looking Statements

The foregoing discussion of the Cases and the Settlement Agreements contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause the Company’s future results, performance or achievements to differ significantly from that expressed or implied by such forward-looking statements. You can identify these forward-looking statements by the use of words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the Company undertakes no obligation to publicly update forward-looking statements. Investors should read the important risk factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement, Release in Full and Indemnification Agreement, dated October 30, 2023, among Acadia Healthcare Company, Inc., Youth and Family Centered Services of New Mexico, Inc. d/b/a Desert Hills, and Shasta N. Inman, as Guardian Ad Litem

10.2	Settlement Agreement, Release in Full and Indemnification Agreement, dated October 30, 2023, among Acadia Healthcare Company, Inc., Youth and Family Centered Services of New Mexico, Inc. d/b/a Desert Hills, and Feliz Rael, as Guardian Ad Litem

10.3	Settlement Agreement, Release in Full and Indemnification Agreement, dated October 30, 2023, among Acadia Healthcare Company, Inc., Youth and Family Centered Services of New Mexico, Inc. d/b/a Desert Hills, and Alison Endicott-Quiñones, as Guardian Ad Litem

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2023	ACADIA HEALTHCARE COMPANY, INC.

	By:	/s/ Brian Farley
Brian Farley
Executive Vice President, General Counsel and Corporate Secretary